MOCON INCENTIVE PAY PLAN
                    RESOLUTION OF THE COMPENSATION COMMITTEE


         WHEREAS, the Mocon Incentive Pay Plan was adopted on February 7, 1994, covering the years 1994, 1995 and 1996, and this Incentive Pay Plan will expire on December 31, 1996; and

         WHEREAS, it is desired that the Mocon Incentive Pay Plan be extended for the calendar years 1997, 1998 and 1999, subject to terms and conditions adopted by resolution of the Compensation Committee.

         NOW, THEREFORE, be it hereby resolved that the Mocon Incentive Pay Plan is hereby extended for the calendar years 1997, 1998 and 1999, subject to the following provisions, with the proviso that these provisions shall be reviewed by the Compensation Committee at such time that Mocon may make a purchase or acquisition of another business entity:

         1. Total incentives to employees are not to exceed 9.0% of the net income before taxes and before incentives.

         2. The CEO incentive shall be 50% of salary at goal; the actual incentive paid will be based on the percentage of goal achieved, up to a maximum of 150%.

         3. The net income goals, before tax and incentives, for 1997, 1998 and 1999 shall be based on the company's five year plan prepared in October 1996. The net income goals shall be modified by a return, equal to 2% less than the prime interest rate, on cash expended for subsequent additional dividends or stock purchases.

         4. After the CEO's incentive has been determined for each year, the remaining amount available for incentives shall be distributed at the discretion of the CEO. For example, the incentives available for distribution, at goal, will be 9.0% of the net income before taxes reduced by the CEO incentive of 50% of salary, leaving a total for discretionary incentives.

         5. The incentives for each calendar year shall be paid in one payment prior to March 15 of the next following year.

         6. Any amounts of discretionary incentives which are not distributed shall remain as net income for the company.


Date:  January 3, 1997
                                           COMPENSATION COMMITTEE

                                           By:/s/Paul L. Sjoquist
                                              --------------------------------

                                           By:/s/J. Leonard Frame
                                              --------------------------------